CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Franklin New York Tax-Exempt Money Fund (the "Registration Statement") of our report dated November 19, 2008, relating to the financial statements and financial highlights of Franklin New York Tax-Exempt Money Fund which appear in the September 30, 2008 Annual Report to Shareholders of Franklin New York Tax-Free Trust, which is also incorporated by reference in such Registration Statement. We also consent to the references to us under item 4. "Representations and Warranties by Acquiring Fund" and under item 5. "Representations and Warranties by Target Trust, on behalf of the Target Fund" in Exhibit A to the Registration Statement.

We hereby consent to the incorporation by reference in this Registration Statement of our report dated September 17, 2008, relating to the financial statements and financial highlights of Franklin Tax-Exempt Money Fund which appears in the July 31, 2008 Annual Report to Shareholders of Franklin Tax-Exempt Money Fund, which is also incorporated by reference in such Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in the Prospectus for Franklin Tax-Exempt Money Fund dated December 1, 2008, which is also included in the Registration Statement.




/s/ PricewaterhouseCoopers LLP

San Francisco, California
June 18, 2009